GAI Corbin Multi-Strategy Fund, LLC

SUB-ITEM 77Q1(g)


Reference is made to the definitive Information Statement filed on behalf of the GAI Mesirow Insight Fund, LLC, with the SEC on Form DEF 14C on September 25, 2015 (SEC Accession No.
0000898432-15-001193).